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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 28, 2001

WESTFIELD AMERICA, INC.
(Exact Name of registrant as specified in its charter)

Missouri	1-12923	43-0758627
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard, 12th Floor, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-2427
Registrant's telephone number, including area code

No Change
(Former name or former address, if changed since last report)

ITEM 5.  Other Events

    On September 28, 2001, the shareholders of Westfield America, Inc. (the "Company") approved the Agreement and Plan of Merger, dated as of February 14, 2001, among the Company, Mall Acquisition Corp. ("Merger Sub"), and Westfield America Management Limited, in its capacity as responsible entity and trustee of Westfield America Trust ("WAML"), pursuant to which Merger Sub was merged with and into the Company. In the merger, each outstanding share of common stock (other than shares already held by WAML and its affiliates) was cancelled and automatically converted into the right to receive $16.25 in cash, without interest or any other payment thereon. The merger became effective on October 1, 2001. As a result of the merger, the Company's common stock will be delisted from the New York Stock Exchange.

    On October 1, 2001, the Company and WAML issued a press release announcing the completion of the merger, a copy of which is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

99(a)(1)(B)  Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD AMERICA, INC.

Date: October 1, 2001	By:	/s/ Elizabeth Westman Elizabeth Westman Secretary

EXHIBIT INDEX

    99(a)(1)(B)  Press Release

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SIGNATURE
EXHIBIT INDEX